SEVENTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER

THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Agreement”) dated as of November 6, 2018 (the “Seventh Amendment Effective Date”) is entered into among APOLLO ENDOSURGERY US, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and ATHYRIUM OPPORTUNITIES II ACQUISITION LP, as Administrative Agent (the “Administrative Agent”). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Credit Agreement dated as of February 27, 2015 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has informed the Administrative Agent that (a) the Borrower has failed to comply with the covenant contained in Section 8.16(b) of the Credit Agreement for the fiscal quarter ended September 30, 2018, and, as a result, an Event of Default has occurred under Section 9.01(b) of the Credit Agreement, (b) the Borrower failed to provide the notice required by Section 2.03(a) of the Credit Agreement with respect to its prepayment of the Term Loan on September 30, 2018, and, as a result, a Default has occurred under Section 9.01(c) of the Credit Agreement and (c) the Borrower failed to properly provide the notifications and certificates required by Section 8.16(c) of the Credit Agreement in connection with the Borrower’s exercise of Cure Rights prior to the Seventh Amendment Effective Date, and, as a result, an Event of Default has occurred under Section 9.01(b) of the Credit Agreement (collectively, the “Specified Defaults”);

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below and provide the waiver set forth below; and

WHEREAS, the Lenders and the Administrative Agent are willing to amend the Credit Agreement as set forth below, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Credit Agreement is hereby amended as follows:

(a) The following defined terms are hereby deleted from Section 1.01 of the Credit Agreement in their entirety: “Cure Amount”, “Cure Right”, “Fourth Amendment Effective Date” and “Qualified Second Amendment Cure Proceeds”.

(b) The definition of “Consolidated Debt to Revenues Ratio” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

• “Consolidated Debt to Revenues Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Annualized Consolidated Revenues for the period of the two fiscal quarters most recently ended; provided, that, notwithstanding the foregoing, any calculation of the Consolidated Debt to Revenues Ratio which includes the fiscal quarter ending September 30, 2018 shall be calculated as the ratio of (a) Consolidated Funded Indebtedness as of such date to (b)(i) Annualized Consolidated Revenues for the period of the two fiscal quarters most recently ended plus (ii) $2,500,000.
(c) Section 8.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

8.16 Consolidated Debt to Revenues Ratio. Permit the Consolidated Debt to Revenues Ratio as of the end of any fiscal quarter of the Parent (or, with respect to any fiscal quarter ending prior to the Transaction Closing Date, the Borrower) to be greater than (a) 0.60 to 1.0, for any fiscal quarter ending during the period from the Closing Date to and including June 30, 2015, (b) 0.76 to 1.0, for any fiscal quarter ending during the period from July 1, 2015 to and including June 30, 2016, (c) 0.80 to 1.0, for the fiscal quarter ending September 30, 2016, (d) 0.80 to 1.0, for the fiscal quarter ending December 31, 2016, (e) 0.65 to 1.0, for the fiscal quarter ending March 31, 2017, (f) 0.61 to 1.0, for the fiscal quarter ending June 30, 2017, (g) 0.57 to 1.0, for the fiscal quarter ending September 30, 2017, (h) 0.53 to 1.0, for the fiscal quarter ending December 31, 2017, (i) 0.54 to 1.0, for the fiscal quarter ending March 31, 2018, (j) 0.53 to 1.0, for the fiscal quarter ending June 30, 2018, (k) 0.52 to 1.0, for the fiscal quarter ending September 30, 2018, (l) 0.51 to 1.0, for the fiscal quarter ending December 31, 2018, (m) 0.49 to 1.0, for the fiscal quarter ending March 31, 2019, (n) 0.46 to 1.0, for the fiscal quarter ending June 30, 2019, (o) 0.43 to 1.0 for the fiscal quarter ending September 30, 2019, and (p) 0.40 to 1.0, for any fiscal quarter ending thereafter.

(d) Exhibit E to the Credit Agreement is hereby amended to read as set forth on Exhibit E attached hereto.

2. Waiver.

(a) Subject to the satisfaction of all of the terms and conditions set forth in this Agreement, the Lenders hereby waive the Specified Defaults and agree that the Specified Defaults are no longer continuing for purposes of the Credit Agreement; provided, that, the Consolidated Debt to Revenues Ratio for the fiscal quarter ended September 30, 2018 was not greater than 0.55 to 1.0.
(b) Except for the specific waiver set forth in Section 2(a) hereof and the amendments set forth in Section 1 hereof, nothing contained herein shall be construed to be a modification of the Credit Agreement or deemed to constitute a waiver of (i) any rights or remedies the Administrative Agent or the Lenders may have under the Credit Agreement or any other Investment Documents or under applicable law or (ii) any Loan Party’s obligation to comply fully with any duty, term, condition, obligation or covenant contained in the Credit Agreement not specifically waived herein. The waiver set forth in Section 1(a) is effective only with respect to the Specified Defaults, and shall not obligate the Lenders to waive any other Default or Event of Default, now existing or hereafter arising.
3. Conditions Precedent. This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a) receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent; and

(b) payment by the Borrower of all unpaid fees, charges and disbursements of counsel to the Administrative Agent incurred in connection with this Agreement, the Credit Agreement and the other Investment Documents (including, for the avoidance of doubt, in connection with the contemplated but not consummated payoff of the Obligations in 2017).

4. Reaffirmation. Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Investment Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Term Loan. Furthermore, the Loan Parties acknowledge and confirm (i) that the Lenders have performed fully all of their obligations under the

Credit Agreement and the other Investment Documents and (ii) that by entering into this Agreement, the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Credit Agreement or any of the other Investment Documents or any of their rights or remedies under such Investment Documents or any applicable law or any of the obligations of the Loan Parties thereunder.

5. Release. As a material part of the consideration for the Administrative Agent and the Lenders entering into this Agreement, the Loan Parties agree as follows (the “Release Provision”):

(a) By their respective signatures below, the Loan Parties hereby agree that the Administrative Agent, the Lenders, each of their respective Affiliates and each of the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Investment Documents, on or prior to the date hereof.

(b) Each Loan Party hereby acknowledges, represents and warrants to the Lender Group that:

(i) it has read and understands the effect of the Release Provision and has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party with respect to the same. Before execution of this Agreement, such Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii) no Loan Party is acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Each Loan Party acknowledges that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii) each Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv) the Loan Parties are the sole owner of the claims released by the Release Provision, and no Loan Party has heretofore conveyed or assigned any interest in any such claims to any other Person.

(c) Each Loan Party understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and the Lenders to enter into this Agreement. The Release Provision shall be in addition to any rights, privileges and immunities granted to the Administrative Agent and the Lenders under the Investment Documents.

6. Miscellaneous.

(a) The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Investment Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document.

(b) Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(c) The Loan Parties represent and warrant to the Lender that:

(i) each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement.

(ii) this Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

(iii) no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement.

(iv) (A) the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Investment Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (B) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d) This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imagine means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(e) If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWER:    APOLLO ENDOSURGERY US, INC.,
a Delaware corporation
By: /s/Stefanie Cavanaugh
Name: Stefanie Cavanaugh
Title: Chief Financial Officer
GUARANTORS:   APOLLO ENDOSURGERY, INC.,
a Delaware corporation

By: /s/Stefanie Cavanaugh
Name: Stefanie Cavanaugh
Title: Chief Financial Officer
APOLLO ENDOSURGERY INTERNATIONAL, LLC,
a Delaware limited liability company
By: /s/Stefanie Cavanaugh
Name: Stefanie Cavanaugh
Title: Chief Financial Officer
LPATH THERAPEUTICS INC.,
a Delaware corporation

By: /s/Stefanie Cavanaugh
Name: Stefanie Cavanaugh
Title: Chief Financial Officer

ADMINISTRATIVE AGENT:  ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership
By: Athyrium Opportunities Associates II LP, its General Partner
By: Athyrium GP HOLDINGS LLC, its General Partner
By:/s/Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

LENDERS:    ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership
By: Athyrium Opportunities Associates II LP, its General Partner
By: Athyrium GP HOLDINGS LLC, its General Partner
By:/s/Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

Exhibit E

FORM OF Compliance Certificate

Financial Statement Date: __________, 20

To: Athyrium Opportunities II Acquisition LP, as Administrative Agent

Re: Credit Agreement dated as of February 27, 2015 (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) among Apollo Endosurgery US, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders from time to time party thereto and Athyrium Opportunities II Acquisition LP, as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Date:

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that [he][she] is the _______________ of Apollo Endosurgery, Inc., a Delaware corporation (the “Parent”), and that, in [his][her] capacity as such, [he][she] is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Parent, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 7.01(a) of the Credit Agreement for the fiscal year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such Section.]

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(b) of the Credit Agreement for the fiscal quarter of the Parent ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

[Use following paragraph 1 for financial statements delivered for the last calendar month of any fiscal year:]

[1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01(c) of the Credit Agreement for the calendar month of the Parent ended as of the above date. Such financial statements fairly present in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a reasonably detailed review of the transactions and condition (financial or otherwise) of the Parent during the accounting period covered by the attached financial statements.

3. A review of the activities of the Parent during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Parent and its Subsidiaries performed and observed all of its obligations under the Investment Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Parent and its Subsidiaries performed and observed each covenant and condition of the Investment Documents applicable to it, and no Default has occurred and is continuing.]

[or:]

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The financial covenant analyses and calculation of the Consolidated Debt to Revenues Ratio set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

[5. Attached hereto as Schedule 3 is a supplement setting forth information regarding the amount of all Dispositions, Involuntary Dispositions, Debt Issuances, Extraordinary Receipts and Acquisitions that occurred during the period covered by the financial statements attached hereto as Schedule 1.] To be included for Compliance Certificate delivered in connection with financial statements pursuant to Section 7.01(a) or (b).

[6. Attached hereto as Schedule 4 is (i) a list of (A) all applications by any Loan Party, if any, for Copyrights, Patents or Trademarks made since [the Closing Date] [the date of the prior Compliance Certificate], (B) all issuances of registrations or letters on existing applications by any Loan Party for Copyrights, Patents and Trademarks received since [the Closing Date] [the date of the prior Compliance Certificate], (C) all Trademark Licenses, Copyright Licenses and Patent Licenses entered into by any Loan Party since [the Closing Date] [the date of the prior Compliance Certificate] and (D) such supplements to Schedule 6.17 as are necessary to cause such schedule to be true and complete as of the date of such certificate and (ii) the insurance binder or other evidence of insurance for any insurance coverage of any Loan Party or any Subsidiary that was renewed, replaced or modified during the period covered by the financial statements attached hereto as Schedule 1.] To be included for Compliance Certificate delivered in connection with financial statements pursuant to Section 7.01(a) or (b).

1To be included for Compliance Certificate delivered in connection with financial statements pursuant to Section 7.01 (a) or (b).
2To be included for Compliance Certificate delivered in connection with financial statements pursuant to Section 7.01 (a) or (b).

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth above.

Apollo Endosurgery, Inc.,
a Delaware corporation
By:
Name:
Title:

Schedule 1

Schedule 2

Consolidated Debt to Revenues Ratio.

Consolidated Funded Indebtedness
all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations of the Parent and its Subsidiaries evidenced by bonds, debentures, notes, loan agreements or other similar instruments	$___________
all purchase money Indebtedness	$___________
the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by the Parent and its Subsidiaries thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business)	$___________
all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments	$___________
all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created), including, without limitation, any Earn Out Obligations	$___________
the Attributable Indebtedness of Capital Leases, Securitization Transactions and Synthetic Leases	$___________

all obligations of the Parent and its Subsidiaries to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in the Parent or its Subsidiaries or any other Person (excluding the Permitted Preferred Stock for so long as such Equity Interests constitute “Permitted Preferred Stock” in accordance with the definition thereof), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends	$___________
all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by the Parent and its Subsidiaries, whether or not the obligations secured thereby have been assumed	$___________
all Guarantees with respect to Funded Indebtedness of the types specified in (i) through (viii) above of another Person	$___________
all Funded Indebtedness of the types referred to in (i) through (ix) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Parent or any of its Subsidiaries is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse to the Parent or any of its Subsidiaries	$___________
Sum of (i) + (ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix) + (x)	$___________

Annualized Consolidated Revenues for the preceding period of two fiscal quarters	$___________

Consolidated Debt to Revenues Ratio [(A)(xi) / (B)]	_____ : 1.0

Ratio required by Section 8.16 of the Credit Agreement for such fiscal quarter:	_____ : 1.0
Compliance:	[Yes] [No]

Schedule 3

Schedule 4